Exhibit 32.1
                          CALIFORNIA ALMOND INVESTORS I

                           CERTIFICATION: PURSUANT TO
            SECTION 1350, CHAPTER 63 OF TITLE 18, UNITED STATES CODE,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


   I, David Bade, President of Vintech Almond Advisors, Inc., Managing General Partner of California Almond Investors I (the "Company"), certify, pursuant to
Section 1350, Chapter 63 of Title 18, United States Code, as adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Annual Report on Form 10-KSB of the Company for the year ended December 31, 2003 (The "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


DATE: February 27, 2004

By:      Vintech Almond Advisers, Inc.
         A California Corporation,
         Managing General Partner


         By:  /s/ David A. Bade
              -----------------------------------------------------
              David A. Bade,            President


                                  Form 10KSB-14